UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010
Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147019	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Sutter Street, 22nd Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Prosper Marketplace, Inc., a Delaware corporation (“Prosper”), operates an online credit auction platform that matches individuals who wish to obtain consumer loans with  persons who wish to fund those loans. All loans originated on Prosper’s platform are funded by WebBank, a FDIC-insured, Utah-chartered industrial bank (“WebBank”).  After funding a loan, WebBank sells and assigns the loan to Prosper, without recourse to WebBank, in exchange for the principal amount of the loan. The respective obligations of Prosper and WebBank with respect to these origination and sales activities were set forth in a Loan Sale Agreement and a Loan Program Agreement, each dated as of April 14, 2008.  On September 14, 2010, Prosper and WebBank amended and restated these agreements by entering into an Amended and Restated Loan Sale Agreement and an Amended and Restated Program Agreement.  The initial term of each agreement, as amended and restated, will expire in August  2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: September 16, 2010	By:	/s/ Kirk T. Inglis
Kirk T. Inglis
Chief Financial Officer and Chief Operating Officer